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                                                                   EXHIBIT 23.01

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-74712, 33-83858, 33-07795 and 333-25927) pertaining to the 1985
Stock Option Plan, 1991 Executive Stock Option Plan, 1993 Equity Incentive Plan, 1993 Directors Stock Option Plan and 1993 Employee Stock Purchase Plan of VERITAS Software Corporation of our report dated January 27, 1999, with respect to the consolidated financial statements and schedule of VERITAS Software Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 1998.

                                                               ERNST & YOUNG LLP

San Jose, California
March 26, 1999